   As filed with the Securities and Exchange Commission on November 13, 1997
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                         ------------------------------

                                WFS FINANCIAL INC
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

               CALIFORNIA                             33-0291646
     (Jurisdiction of Incorporation                (I.R.S. Employer
            or Organization)                    Identification Number)


                                 23 PASTEUR ROAD
                          IRVINE, CALIFORNIA 92713-9762
                    (Address of Principal Executive Offices)


                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the Plan)


                              Harriet Burns Feller
                                 General Counsel
                                WFS Financial Inc
                                 23 Pasteur Road
                          Irvine, California 92618-3816
                                 (714) 727-1000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                          Copies of communications to:

                              Andrew E. Katz, Esq.
                        Mitchell, Silberberg & Knupp LLP
                          11377 West Olympic Boulevard
                       Los Angeles, California 90064-1683
                                 (310) 312-3738

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
             Title of Each                                       Proposed           Proposed
               Class of                                           Maximum            Maximum
              Securities                       Amount            Offering           Aggregate            Amount of
                 to be                          to be              Price            Offering           Registration
              Registered                     Registered          Per Share            Price                 Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, Without Par Value              1,100,000        $21.75; $18.375;     $18,621,750(1)      $6,135.91(1)(2)
                                                            $13.00; $11.5625(1)

========================================================================================================================

(1) Computed pursuant to Rules 457(c) and 457(h)(1) based on the average of the high ($22.50) and low ($21.00) sales price of the Common Stock as reported on the Nasdaq National Market on June 28, 1996 with respect to 500,000 shares previously registered pursuant to Registration Statement on Form S-8 (File No. 333-07485), the average of the high ($19.75) and low ($17.00) sales price of the Common Stock as reported on the Nasdaq National Market on July 25, 1996, with respect to an additional 50,000 shares previously registered pursuant to Registration Statement on Form S-8 (File No. 333-08991), the exercise price of $13.00 with respect to the additional 326,000 shares registered hereby and the average of the high ($11.875) and low ($11.25) sales price of the Common Stock as reported on the Nasdaq National Market on November 11, 1997, with respect to the additional 224,000 shares registered hereby.

(2) Includes an aggregate of $4,066.81 paid on July 3, 1996 and July 26, 1996. The additional filing fee of $2,069.10 is paid with respect to the 550,000 shares registered hereby, pursuant to General Instruction E to Form S-8.
================================================================================

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents filed with the Commission by the Registrant pursuant to the Exchange Act are incorporated by reference in this Registration
Statement:

        1. The Registrant's Registration Statement on Form S-8 filed on
July 3, 1996 (File No. 333-07485) and the Registrant's Registration Statement on Form S-8 filed on July 26, 1996 (File No. 333-08991).

        2. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

        3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

        4. The Registrant's Current Reports on Form 8-K filed on May 6, 1997 and July 15, 1997;

        5. All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph 1, above.

        6. The description of the Registrant's Common Stock contained in Item 9 of the Registrant's Amendment No. 3 to registration statement on Form S-1 filed with the Commission on August 4, 1995 (Registration No. 33-93068), including any amendment filed for the purpose of updating such description.

        All documents and other reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                    EXHIBITS

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on November 12, 1997.

                                  WFS FINANCIAL INC

                                  By: /s/ ERNEST S. RADY
                                     ---------------------------------------
                                       Ernest S. Rady, Chairman of the Board


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

        Signatures                               Title                                Date
        ----------                               -----                                ----

  /s/ ERNEST S. RADY
---------------------------  Chairman of the Board and Director                 November 12, 1997
      Ernest S. Rady

   /s/ JOY SCHAEFER
---------------------------  Vice Chairman, Director, President and Chief       November 13, 1997
       Joy Schaefer          Executive Officer

  /s/ JAMES R. DOWLAN
---------------------------  Vice Chairman, Director and Senior Executive Vice  November 12, 1997
      James R. Dowlan        President

  /s/ HOWARD C. REESE
---------------------------  Vice Chairman and Director                         November 12, 1997
      Howard C. Reese

/s/ ANDREY R. KOSOVYCH
---------------------------  Vice Chairman and Director                         November 12, 1997
    Andrey R. Kosovych


---------------------------  Director                                           November __, 1997
      Bernard E. Fipp


---------------------------  Director                                           November __, 1997
      Duane A. Nelles


---------------------------  Director                                           November __, 1997
    Robert S. Waligore

  /s/ LEE A. WHATCOTT
---------------------------  Executive Vice President (Principal Financial and  November 12, 1997
      Lee A. Whatcott        Accounting Officer) and Chief Financial Officer






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
                                INDEX TO EXHIBITS



Exhibit
  No.         Exhibit
-------       -------
4.1           Amended and Restated 1996 Stock Option Plan

4.2           Form of Incentive Stock Option Agreement

4.3           Form of Non-Qualified Stock Option Agreement

5             Opinion of Mitchell, Silberberg & Knupp LLP re: legality

23.1 Consent of Mitchell, Silberberg & Knupp LLP (included in its opinion contained in Exhibit 5)

23.2          Consent of Ernst & Young LLP








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